                                                                       Exhibit 5




                                  July 26, 1996


Crown Vantage Inc.
300 Lakeside Drive
14th Floor
Oakland, California  94612

Ladies and Gentlemen:

     We have acted as counsel to Crown Vantage Inc., a Virginia corporation ("Crown Vantage"), in connection with Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-8 that Crown Vantage proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such registration statement was initially filed by Crown Vantage with the Securities and Exchange Commission on September 12, 1995, Registration No. 33-96854 (as amended, the "Registration Statement"). The Amendment will register 600,000 shares of common stock, no par value, of Crown Vantage (the "Common Stock"), and Rights to Purchase Series A Cumulative Participating Preferred Stock, no par value, of Crown Vantage (the "Rights") attached in equal number to the shares of the Common Stock. The Common Stock and the Rights will be offered under the Crown Vantage Inc. 1995 Incentive Stock Plan, formerly referred to as the "1995 Omnibus Stock Incentive Plan", which has been amended to change the name and to authorize the offering thereunder of such additional amount of securities (as amended, the "Plan"). In this capacity, we have examined the Amendment, the Plan, the records of corporate proceedings of Crown Vantage and such other materials as we have deemed necessary to the issuance of this opinion.

     On the basis of the foregoing, we are of the opinion that:

     (1) Crown Vantage is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia.

     (2) The shares of Common Stock to be offered through the Plan have been validly authorized and, when issued in accordance with the terms and provisions of the Plan, will be legally issued, fully paid and nonassessable.

     (3) We reaffirm our opinion regarding the Rights given to Crown Vantage's Board of Directors as confirmed in our letter of August 15, 1995, a copy of which is

Crown Vantage Inc.
July 26, 1996
Page 2

          filed as Exhibit 5.1 to Crown Vantage's Registration Statement (No. 33-95736) on Form S-1.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /S/ MCGUIRE, WOODS, BATTLE
                                            & BOOTHE, L.L.P.